HYNES & HOWES INSURANCE COUNSELORS, INC.
                                  Balance Sheet
                            March 31, 1997 and 1996
                                   (Unaudited)

                                                         March 31,
                                                   1997              1996
      Assets
Current Assets:
  Cash in Bank                              $     8,736       $    26,494
 Other Current Assets                             7,708            14,500
   Total Current Assets                     $    16,444       $    40,994

Investments:
  Investment in Affiliated Company          $     2,720       $     2,720
     Contracts Receivable-Sale of Tanglefoot
     Apartments                                     -0-         1,550,750
       Contracts Receivable-Real Estate         624,868           127,426
         Real Estate on Hand                     33,433               -0-
         Total Investments                  $   661,021       $ 1,680,896
         Total Assets                       $   677,465       $ 1,721,890

     Liabilities and Stockholders' Equity

Current Liabilities:
  Buyers Escrow                             $     9,180       $    41,746
  Loans Payable                                     -0-            10,000
    Total Current Liabilities               $     9,180       $    51,746

Long Term Liabilities:
  Mortgage Payable-Tanglefoot Apartments    $       -0-       $ 1,013,337
    Total Long Term Liabilities             $       -0-       $ 1,013,337

    Total Liabilities                       $     9,180       $ 1,065,083

Stockholders' Equity:
  Capital Stock, no par value, 100,000,000 shares
    authorized, 11,260,675 shares issued    $ 3,780,765       $ 3,780,765
  Paid in Capital                                   100               100
  Retained Earnings (Deficit)                (3,079,328)       (3,090,806)
  Treasury Stock, at cost                       (33,252)          (33,252)

    Total Stockholders' Equity              $   668,285       $   656,807

    Total Liabilities and Stockholders'
      Equity                                $   677,465       $ 1,721,890